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EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT

     This Agreement is entered into as of September 18, 1998, between CELLULAR TECHNICAL SERVICES COMPANY, INC., a Delaware corporation (the "Company"), and JOYCE S. JONES (the "Executive"). In consideration of the mutual promises, covenants and obligations contained herein, the parties agree as follows:

     1. Employment and Term. Company hereby employs Executive as the Chief Operating Officer of Company on the terms and conditions set forth in this Agreement, and Executive hereby accepts and agrees to such employment with Company, for an initial term beginning on September 18, 1998, and ending on the first (1st) anniversary of this Agreement, subject to renewal as set forth below and the other terms of this Agreement. This Agreement shall be renewed automatically for successive one-year terms, commencing on the first anniversary of this Agreement and continuing on each anniversary thereafter, provided that either party shall have the right to terminate this Agreement: (i) as of the end of the initial term and any given one-year renewal term if such party provides written notice of same to the other party at least thirty (30) days before the end of such initial or renewal term; or (ii) as otherwise permitted under this Agreement or as the parties otherwise agree to in writing.

     2. Duties. Executive is employed to perform the duties of the Chief Operating Officer of Company and shall have such authority and perform such duties consistent with such position as may be assigned to Executive by the Chief Executive Officer and/or the Board of Directors of Company from time to time. The Executive shall perform such duties faithfully, diligently, to the best of Executive's ability, and in a manner consistent with the best interests of Company. Executive shall devote Executive's full time, skills, and efforts to the performance of such duties and to the furtherance of the best interests of Company. All of the foregoing duties and responsibilities will be subject to the terms of this Agreement, the supervision of the Chief Executive Officer and the Board of Directors of Company, and the then-current plans, practices, policies, and procedures established by Company and generally applicable to comparable executives of Company.

     3. Compensation, Benefits, Vacation, and Expenses. In consideration for Executive's services under this Agreement, Executive shall receive the following compensation and benefits during the term of this Agreement:

     3.1 Base Salary; Transportation Allowance. Executive shall receive an initial annual base salary at the rate of $135,000.00 per year, which shall be paid in accordance with Company's usual payroll policies for comparable executives of Company. Company shall consider increases to such base salary at least annually. Such base salary shall not be subject to reduction except for Cause (as defined in Section 6, below). Any change in such base salary: (i) shall not serve to cancel this Agreement or otherwise limit or reduce any other right or obligation to Executive under this Agreement; and (ii) shall merely serve to amend this Subsection with respect to such change in base salary, and all of the other terms of this Agreement shall continue in full force and effect. In addition, Executive shall receive an initial transportation allowance at the rate of $7,200.00 per year to defray Executive's transportation expenses. Such allowance shall be paid in accordance with Company's usual payroll policies of Company.

     3.2 Incentive Compensation and Bonuses. Executive shall receive annual incentive compensation and bonuses in accordance with the terms of an annual Executive Incentive Compensation Plan prepared by Company for each calendar year, subject to Company's then-current plans, practices, policies, and procedures with respect to incentive compensation established by the

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Board of Directors of Company (or a committee thereof) and generally applicable to comparable executives of Company.

     3.3 Stock Options. Company will grant to Executive 200,000 options to purchase shares of voting common stock of Company, pursuant to the terms of that certain Stock Option Contract dated as of September 18, 1998 between Executive and Company. Such options shall be in such amounts, exercisable at such per-share exercise price, and vested under such vesting schedule as set forth in such Stock Option Contract. Such Stock Option Contract shall be subject to all of the terms and conditions of Company's 1996 Stock Option Plan.

     3.4 Benefits. Executive and Executive's family shall be entitled to participate in and shall receive all benefits under all welfare benefit plans, practices, policies, and programs generally provided by Company (including without limitation all health, medical, dental, prescription, disability, salary continuance, life insurance, 401(k) retirement savings, and other benefit plans and programs) to comparable executives of Company.

     3.5 Consolidated Annual Leave. Executive shall be entitled to accrue Consolidated Annual Leave at the rate of 13.33 hours per month (equivalent to 20 days per year) during the term of this Agreement, pursuant to the Consolidated Annual Leave Policy or like policies, practices, and procedures established by Company. Such leave may be scheduled in Executive's reasonable discretion, subject to reasonable oversight by the Chief Executive Officer and/or the Board of Directors of Company. Annual leave increases, accruals, and the like will be provided pursuant to the Consolidated Annual Leave Policy or like policies, practices, and procedures established by Company and generally applicable to comparable executives of Company.

     3.6 Expenses. Executive shall be entitled to reimbursement for reasonable business expenses incurred by Executive for the benefit of Company. Executive shall present from time to time itemized accounts or receipts for such expenses in accordance with the plans, practices, policies, and procedures established by Company and generally applicable to comparable executives of Company.

     4. Proprietary Rights. Executive and Company are parties to that certain Nondisclosure and Property Rights Agreement dated as of February 2, 1998. Executive shall fully comply with the provisions of such agreement.

     5. Restrictive Covenants.

        5.1 Nonsolicitation. During the term of Executive's employment with Company and for a period of twelve (12) months after the termination thereof, however caused, Executive shall not directly or indirectly do any of the following without Company's prior written approval: (i) communicate with or solicit any person or entity which was a customer of Company or which Company was actively soliciting to be a customer during the twelve (12) month period preceding termination of Executive's employment with Company (each being a "Customer") for the purpose of marketing services or products in competition with any services or products of Company, whether or not communication is initiated by the Customer, Executive, or any other party; (ii) in any manner interfere with Company's business relationship with any Customer or potential customer or otherwise urge any Customer or potential customer to discontinue business or not to do business with Company; or (iii) hire, offer to hire, solicit, or endeavor to entice away any employee, agent, or consultant of Company or any of its affiliates, or otherwise urge any such person to discontinue his or her relationship with Company, whether or not communication is initiated by such person, Executive, or any other party.

        5.2 Noncompetition. During the term of Executive's employment with Company and for a period of twelve (12) months after the termination thereof, however caused (except

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by Executive with Good Reason or by either party following a Change of Control, in which case the terms of this Subsection shall not apply), Executive shall not directly or indirectly do any of the following without Company's prior written approval: (i) engage as owner, employee, consultant, or otherwise, within the United States, in any facet of the business activities of Company or any of its affiliates, except as required in the ordinary course of Executive's employment with Company, or (ii) otherwise compete, within the United States, with the business activities of Company or any of its affiliates; provided, that Executive shall have the right to make passive investments in any entity so long as Executive does not participate in the business of such entity in violation of this Subsection.

        5.3 Nondisparagement. During the term of Executive's employment with Company and for a period of twelve (12) months after the termination thereof, however caused, Executive shall not make any disparaging remarks about Company or its products or services to any person or entity, provided that the terms of this Subsection will not limit Executive's right to give truthful testimony in the event that Executive is required to testify pursuant to a court order or applicable law.

        5.4 Injunctive Relief. Executive agrees that if he violates the provisions of this Section 5 or otherwise threatens to do so, Company, in addition to any other rights and remedies available under this Agreement or otherwise, shall be entitled to obtain an injunction issued (without the necessity of a bond) by any court of competent jurisdiction restricting Executive from committing or continuing any such violation.

     6. Termination of Employment.

        6.1 Definitions. For purposes of this Agreement, the following terms shall have the following definitions:

        6.1.1 "Cause" shall mean and be deemed to exist if any of the following events occur: (i) a material breach by Executive of Executive's obligations under this Agreement (other than as a result of incapacity due to Disability or death) caused either by Executive's willful misconduct committed in bad faith without reasonable belief that the conduct causing such breach is in the best interests of Company, or by Executive's gross negligence; (ii) actual fraud or embezzlement on the part of Executive; or (iii) the conviction of Executive of, or a plea of guilty or no contest by Executive to, a felony involving moral turpitude.

        6.1.2 "Disability" shall mean the definition of the term "Disability" in Company's disability benefit plan covering executives of Company as in effect from time to time, or, if no such disability benefit plan exists, then such term shall mean the inability, by reason of any medically-determined physical or mental impairment, of Executive to satisfactorily perform Executive's duties hereunder for a period of more than ninety (90) consecutive days or an aggregate of more than ninety (90) days in any rolling twelve-month period.

        6.1.3 "Good Reason" shall mean and be deemed to exist if any of the following events occur without the written approval of Executive (and regardless of whether the event occurs before or after a Change of Control of Company): (i) Company reduces, in any material respect, Executive's position, title, responsibilities, or then-current base salary contemplated by this Agreement without Cause or assigns Executive duties which are inconsistent, in any material respect, with such position, title, or responsibilities without Cause;
(ii) Company fails to pay any amount when due to Executive hereunder or materially breaches any other obligation hereunder which is not remedied within thirty (30) days after receipt of written notice from Executive specifying such breach; or (iii) any failure by Company or any of its successors or assigns to comply with and satisfy their respective obligations under Subsection 9.2, below.

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        6.1.4 "Change of Control" shall mean and be deemed to exist if any of the following events occur:

(i) the occurrence of a change of "control" of Company (as such quoted term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended from time to time (the "Act")) or any change in the "ownership or effective control" or in the "ownership of a substantial portion of the assets" of Company (as such quoted phrases are used in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended from time to time (the "Code")); or

(ii) any "person" (as such quoted term is used in Sections 3(a)(9), 13(d), and/or 14(d)(2) of the Act) other than the Company, any entity controlled by the Company, or any employee benefit plan (or trust) sponsored or maintained by the Company, becomes the "beneficial owner" (as such quoted term is used in Rule 13d-3 promulgated under the Act), directly or indirectly, of 25% or more of either: (A) Company's then-outstanding shares of voting common stock ("Outstanding Company Common Stock"), or (B) the combined voting power of the then-outstanding voting securities of Company entitled to vote generally in the election of directors ("Outstanding Company Voting Securities"); or

(iii) the following persons (collectively, the "Incumbent Board") cease for any reason to constitute a majority of the Board of Directors of Company: (A) individuals who, as of the date hereof, constitute the Board of Directors, and
(B) individuals who become members of the Board of Directors after the date hereof whose election, or nomination for election by Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Board of Directors, but excluding, for this purpose, any director designated by a person who has entered into an agreement with Company to effect a transaction described in this definition of Change of Control or whose initial election or appointment to the Board of Directors occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the directors then comprising the incumbent Board of Directors; or

(iv) the approval by Company's shareholders of any merger, consolidation, or other business combination involving Company, other than a merger, consolidation, or other business combination with respect to which, immediately following such business combination: (A) all or substantially all of the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities outstanding immediately prior thereto, are the beneficial owners of at least 60% of, respectively, the shares of voting common stock of the surviving entity, and the combined voting power of the voting securities of the surviving entity entitled to vote generally in the election of directors, outstanding immediately after such business combination in substantially the same proportion as their ownership in the Company immediately prior to such business combination, (B) no "person" (as such quoted term is used in Sections 3(a)(9), 13(d), and/or 14(d)(2) of the Act) other than the Company, any entity controlled by the Company, or any employee benefit plan (or trust) sponsored or maintained by the Company or the surviving entity, is the "beneficial owner" (as such quoted term is used in Rule 13d-3 promulgated under the Act), directly or indirectly, of 25% or more of either the then-outstanding shares of voting common stock of the surviving entity or the combined voting power of the then-outstanding voting securities of the surviving entity entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of the surviving entity were members of the Incumbent Board at the time of the execution of the initial agreement providing for such business combination; or

(v) the approval by Company's shareholders of any sale, exchange, or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of Company, other than to a corporation with respect to which, immediately following such disposition: (A) all or substantially all of the beneficial owners, respectively, of the Outstanding Company Common Stock and

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Outstanding Company Voting Securities outstanding immediately prior thereto, are the beneficial owners of at least 60% of, respectively, the shares of voting common stock of such corporation, and the combined voting power of the voting securities of such corporation entitled to vote generally in the election of directors, outstanding immediately after such disposition in substantially the same proportion as their ownership in the Company immediately prior to such disposition, (B) no "person" (as such quoted term is used in Sections 3(a)(9), 13(d), and/or 14(d)(2) of the Act) other than the Company, any entity controlled by the Company, or any employee benefit plan (or trust) sponsored or maintained by the Company or such corporation, is the "beneficial owner" (as such quoted term is used in Rule 13d-3 promulgated under the Act), directly or indirectly, of 25% or more of either the then-outstanding shares of voting common stock of such corporation or the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such disposition; or

(vi) the approval by the shareholders of Company of any plan or proposal for liquidation or dissolution of Company.

Notwithstanding anything to the contrary, if a Change of Control occurs and if this Agreement or Executive's employment with Company is terminated prior to the date on which the Change of Control occurs, then a "Change of Control" shall be deemed to have occurred on the date immediately prior to the date of such termination, so long as Executive can reasonably demonstrate that such termination: (A) was at the request of a third party who had taken steps reasonably calculated to effect the Change of Control, or (B) otherwise arose in connection with or anticipation of the Change of Control.

        6.2 Termination Upon Death of Executive. In the event of the death of Executive during the term of this Agreement, Executive's employment shall automatically terminate without further obligation to Executive's estate under this Agreement, except that Executive's estate shall be entitled to receive all monies and other rights to which Executive otherwise would have been entitled hereunder through the end of the calendar month after the month in which death occurred, plus all accrued and unpaid monies owing through such date under this Agreement, all of which shall be paid to Executive's estate or beneficiary, as applicable, in a lump sum in cash within thirty (30) days after the month in which death occurred.

        6.3 Termination Upon Disability of Executive. If Company determines in good faith that the Disability of Executive has occurred during the term of this Agreement, Company may provide to Executive written notice in accordance with Subsection 9.1, below, of its intention to terminate Executive's employment. In such event, Executive's employment with Company shall terminate effective at the end of six (6) months after Executive's receipt of such notice, provided that within the six (6) month period after such receipt the Executive shall not have returned to full-time performance of Executive's duties hereunder. Until the termination of employment at the expiration of the six (6) month period, Executive shall receive Executive's regular compensation and benefits as specified in Section 3, above. If Executive's employment is so terminated, Company shall have no further obligation to Executive under this Agreement, except that Executive shall be entitled to receive upon the effective date of such termination all such monies and rights to which Executive is entitled hereunder through the effective date of such termination, plus all accrued and unpaid monies owing hereunder through such date, all of which shall be paid to Executive in cash within thirty (30) days after such date.

        6.4 Termination For Cause, Etc. Notwithstanding anything to the contrary, Company may terminate Executive's employment with Company for Cause by providing Executive with prior written notice of termination in accordance with Subsection 9.1, below. If Company terminates Executive's employment for Cause in accordance with this Subsection or terminates Executive's

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employment in the manner specified in Section 1, above, or if Executive terminates Executive's employment other than as provided under Subsection 6.5, below, Company shall have no further obligation to Executive under this Agreement, except that Executive shall be entitled to receive upon the effective date of such termination only such monies and rights to which Executive is entitled hereunder through the effective date of such termination, plus all accrued and unpaid monies owing hereunder through such date, all of which shall be paid to Executive in cash within thirty (30) days after such date.

        6.5 Termination For Good Reason, Etc. Executive may terminate Executive's employment with Company for Good Reason by providing Company with prior written notice of termination in accordance with Subsection 9.1, below. In addition, if during the term of this Agreement (and regardless of whether before or after a Change of Control of Company): (i) Executive terminates this Agreement or Executive's employment with Company for Good Reason, or (ii) Company terminates this Agreement or Executive's employment with Company in any manner other than as expressly permitted under Subsections 1, 6.2, 6.3, or 6.4, above, then: (A) Company shall make a lump sum payment equal to a multiple of one (1) times the highest annual compensation (as reportable on Executive's IRS W-2 form) received by Executive from Company during any of the most recent two
(2) years ending on or prior to the date on which the termination occurs; (B) all stock options granted to Executive shall become fully vested and immediately exercisable at Executive's election, regardless of whether Executive exercises any other rights afforded Executive under this Agreement; (C) all welfare benefit plans, practices, policies, and programs applicable to Executive hereunder and in existence during the ninety (90) day period prior to the effective date of termination, or if more favorable to Executive those in effect generally at any time thereafter with respect to other comparable executives of Company, shall continue as to Executive for an additional one (1) year after the effective date of termination, provided, however, that if Executive becomes re-employed with another employer and is eligible to receive medical and other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall not apply to the extent duplicative to those provided under such other plan during such applicable period of eligibility; and (D) Executive shall be entitled to receive upon the effective date of such termination all such monies and rights to which Executive is entitled hereunder through the effective date of such termination, plus all accrued and unpaid monies owing hereunder through such date. The payments described in clauses (A) and (D) above shall be paid to Executive in cash within sixty (60) days after the effective date of termination.

        6.6 Effect of Termination. Upon the termination of this Agreement or Executive's employment with Company, all obligations of the parties hereunder shall cease, except the terms of Sections 4 through 9 hereof shall survive such termination for any reason.

     7. Change of Control.

        7.1 Acceleration of Vesting of Options. Upon the occurrence of a Change of Control of Company, all stock options granted to Executive shall become fully vested and immediately exercisable at Executive's election, regardless of whether Executive exercises any other rights afforded Executive under this Agreement.

        7.2 Compensation Reduction. Notwithstanding any other provision of this Agreement to the contrary, if any payments or benefits made by Company to Executive hereunder or otherwise would be subject to the excise tax or taxes imposed by Section 4999 of the Code (collectively, the "Affected Amount"), such Affected Amount shall be reduced so that Executive shall be entitled to receive an Affected Amount with a "present value" (as determined for purposes of Section 280G of the Code) of not more in the aggregate than 2.99 times the Executive's applicable "base amount" under Section 280G of the Code (collectively, the "Limited Amount"); provided, however, that if the entire Affected Amount, when reduced by such excise tax or taxes, is greater than the Limited Amount, then no reduction shall be made under this Subsection. Unless the parties otherwise agree to in writing, any

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reduction under this Subsection shall be conclusively determined by the independent certified public accounting firm regularly employed by Company during the ninety (90) day period prior to the effective date of the event triggering the payment of the Affected Amount to Executive, and the determination of such independent certified public accounting firm shall be final and binding on all parties.

     8. Indemnification. Company shall indemnify and hold harmless Executive and Executive's family, heirs, estate, and legal representatives from and against any and all claims, damages, losses, liabilities, and expenses (including without limitation all reasonable attorneys' fees) arising out of or in connection with Executive's performance of Executive's duties and responsibilities hereunder in Executive's capacity as an officer or employee of Company or any of its affiliates to the maximum extent permitted by law. Executive shall notify Company of any indemnifiable claim coming to Executive's attention which may result in any indemnification obligation on Company's part hereunder. Company shall have the right to conduct the defense against any such claim brought by a third party with counsel of its selection. The obligations of Company under this Section shall continue following the termination of this Agreement and/or the termination of Executive's employment with Company. After a Change of Control of Company, Company shall pay promptly as incurred all reasonable attorneys' fees and related expenses which Executive may incur as a result of any dispute or contest (regardless of the outcome thereof) by Company, Executive, or others with respect to the validity or enforceability of, or the rights and/or obligations under, any provision of this Agreement.

     9. Miscellaneous.

        9.1 Notices.

                9.1.1 All notices hereunder by either party shall be given by personal delivery, by sending such notice by U.S. certified mail, postage prepaid, or by a reputable courier service, fees prepaid, to the other party at its address set forth on the signature page below. Any notice given in accordance with this Subsection shall be effective as of the date of receipt or attempted delivery (if receipt is refused), as the case may be. Each party may change its address for notice purposes upon written notification thereof to the other party in accordance with this Subsection.

                9.1.2 All notices of termination described in Sections 1, 6.3, 6.4, and 6.5 shall be provided in writing in accordance with Subsection 9.1.1 and shall: (i) indicate the specific termination provision in this Agreement relied upon; (ii) to the extend applicable, provide in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated; and (iii) indicate the applicable effective date of termination. The failure by either party to set forth in the notice of termination any fact or circumstance which contributes to a showing of justification for termination shall not waive any right of such party hereunder or preclude such party from subsequently asserting such fact or circumstance in enforcing such party's rights hereunder.

        9.2 Assignment; Binding Effect. This Agreement is personal to Executive and, therefore neither this Agreement nor any of Executive's rights, powers, duties or obligations hereunder may be assigned by Executive without Company's prior written approval. This Agreement shall be binding upon and inure to the benefit of Executive and Executive's heirs, estate, and legal representatives, and shall be binding upon and inure to the benefit of Company and its successors and assigns. Company shall require its successors and assigns to expressly assume and agree to perform under this Agreement in the same manner and to the same extent that Company would be required to perform if no such succession or assignment had take place, and Company's successors and assigns shall so expressly assume and agree to perform under this Agreement. For purposes of this Agreement, successors and assigns of Company shall include without limitation all persons acquiring, directly or indirectly, any voting securities or assets of Company which results in a Change of Control of Company,

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whether by merger, consolidation, stock or asset purchase, or otherwise, and such successors and assigns shall thereafter be deemed "Company" for the purposes hereof.

        9.3 Taxes. Company may withhold from any amounts payable under this Agreement such federal, state, or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

        9.4 Headings. The headings in this Agreement are included for the convenience of reference and will be given no effect in the construction of this Agreement.

        9.5 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. In the event that any provision of this Agreement is deemed invalid or unenforceable by any court of competent jurisdiction, such provision shall be deemed to be modified to the extent necessary for the provision to be legally enforceable to the fullest extent permitted by applicable law. Any court of competent jurisdiction may enforce or modify any provision of this Agreement in order that the provision will be enforced by the court to the fullest extent permitted by applicable law.

        9.6 Waiver. Any waivers hereunder must be in writing. No consent or waiver, express or implied, by any party to or of any breach or default by the other in the performance by the other of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such party hereunder.

        9.7 Governing Law. This Agreement and the obligations of the parties hereunder shall be interpreted, construed, and enforced in accordance with the laws of the state of Washington applicable to contracts made and to be performed in the state of Washington, without regard to conflict of laws principles.

        9.8 Entire Agreement; Amendments; Conflicts. This Agreement, together with the agreements referred to in this Agreement and Company's plans, practices, policies, and procedures in effect from time to time (which are incorporated herein by this reference): (i) contain the entire agreement and understanding between the parties with respect to the subject matter hereof; and
(ii) supersede all prior agreements, negotiations, representations, and proposals, written and oral, relating to the subject matter hereof, including without limitation that certain Employment Agreement dated January 22, 1998 between Executive and Company and that certain Terms Sheet regarding Executive's employment dated September 18, 1998 as presented to the Board of Directors of Company. This Agreement may be modified, supplemented, and/or amended only by a writing signed by both Executive and an authorized representative of Company. In the event of any conflict between this Agreement and any other agreement between Executive and Company, the terms of this Agreement shall control.

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                    EXECUTED as of the date set forth above.

EXECUTIVE:                              COMPANY:
----------                              --------
                                         CELLULAR TECHNICAL SERVICES COMPANY,
                                         INC.

                                         By /s/ Stephen Katz
                                           -----------------------

/s/ Joyce S. Jones                       Stephen Katz
-------------------------                -------------------------
Signature                                Print Name

JOYCE S. JONES                           Chairman of the Board and Chief Executive Officer
-------------------------                -------------------------------------------------
Print Name                               Title

Executive's Address for Notices:         Company's Address for Notices:
--------------------------------         ------------------------------
13707 Rocky Ridge Road NW                2401 Fourth Avenue, Suite 400
Silverdale, Washington 98383             Seattle, Washington  98121
                                         Attention: Legal Department


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